Exhibit 99.1
STOCK PURCHASE AGREEMENT
by and among
Sykes Enterprises, Incorporated (not as a Seller)
SEI International Services S.a.r.l. (as Seller)
Sykes Enterprises Incorporated Holdings, BV (as Seller)
and
Antonio Marcelo Cid
Humberto Daniel Sahade
as Buyers
dated December 13th, 2010

STOCK PURCHASE AGREEMENT
          THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of this 13th day of December, 2010 by and among SEI International Services S.a.r.l., a Luxembourg corporation (“SEI”), Sykes Enterprises Incorporated Holdings, BV, a Netherlands corporation (“SEI-BV”, and together with SEI, “Sellers”), Sykes Enterprises, Incorporated, a Florida corporation (“Sykes”), and Antonio Marcelo Cid, DNI # 17.382.443 (“Cid”) and Humberto Daniel Sahade, DNI # 17.629.888 (“Sahade”, and together with Cid, the “Buyer”, and together with Seller and Sykes, the “Parties” and each a “Party” to this Agreement).
RECITALS
          A. Centro Interacción Multimedia S.A., an Argentine sociedad anónima (the “Company”) is a contact center operator that provides call and contact center services through operational sites located in the Territory (as defined below), as such business is currently conducted by the Company (the “Business”);
          B. Sellers own all of the issued and outstanding capital stock of the Company;
          C. The Buyer desires to purchase from the Sellers and the Sellers desire to sell to the Buyer the Shares (as this term is defined below), on the terms and subject to the conditions hereinafter set forth.
AGREEMENT
          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS
          1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.
          “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.
          “Agreement” means this agreement with all its Exhibits and Schedules.
          “Basic Warranty Date” means December 1, 2010.
          “Business” has the meaning specified in the Recital A of the Agreement.

          “Buyer’s Basket” has the meaning set forth in Section 6.6 (b).
          “Buyer’s Indemnification Cap” has the meaning specified in Section 6.6. (b).
          “Buyer” has the meaning specified in the first paragraph of this Agreement.
          “Buyer Loss” has the meaning specified in Section 6.2.
          “Cablevisión” has the meaning set forth in Section 2.4(a).
          “Closing” means the sale and purchase of Shares to be consummated by the Buyer and Sellers by virtue of this Agreement on the Closing Date, and on the terms and subject to the conditions set forth in this Agreement.
          “Closing Date” means December 16, 2010.
          “Company” means Centro Interacción Multimedia S.A, a sociedad anónima duly organized and validly existing under the laws of Argentina.
          “Confidential Information” means all proprietary information and trade secrets of the Company and the parties including, without limitation, (a) information comprising the identity, lists or descriptions of any customers, partners, suppliers, referral sources or organizations; (b) financial statements, cost reports or other financial information; (c) contract proposals or bidding information; (d) business plans, marketing plans, training and operations methods and manuals; (e) personnel records; (f) information concerning fee structures; (g) management systems, policies or procedures, including related forms and manuals; (h) patent applications, know-how, formulations, techniques, processes, formulae, methods, results, research programs, the existence, scope and activities of any research, development, manufacturing, marketing, or other projects, (i) any other intellectual property and (j) information and details relating to this Agreement and the transactions contemplated hereby. Confidential Information shall not include any information that the disclosing Party can show by competent evidence (i) is generally available to the public through no fault of the said party, (ii) was or is independently developed by the said party apart from use of any Confidential Information or (iii) which is subsequently disclosed by any third party not in breach of a confidentiality obligation.
          “Court Order” means any judgment, order, award, decree, stipulation, injunction or charge of any foreign, federal, state, provincial, local or other court of competent jurisdiction on the subject matter thereof or tribunal and any award in any arbitration proceeding.
          “Departing Clients” has the meaning specified in Section 2.5(a) of this Agreement.
          “Disagreement Notice” has the meaning specified in Section 6.5.
          “Encumbrance” means any lien, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, restrictive covenant or other restrictions of any kind.

          “Equity Interests” means (a) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any irrevocable capital contribution, option, warrant, purchase right, conversion right, exchange rights or other contractual obligation which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).
          “Escrow Agent” has the meaning specified in Section 2.3(d) of this Agreement.
           “Escrow Period” has the meaning specified in Section 2.3(d) of this Agreement.
          “Excluded Clients Contracts” meaning specified in Section 2.5(a) of this Agreement.
           “Fibertel Escrow Agreement” has the meaning specified in Section 2.3(d) of this Agreement.
           “Fibertel Escrow Indemnification Fund” has the meaning specified in 2.3(d).
           “Fibertel Loss” has the meaning set forth in Section 2.4(a).
           “Fibertel Work Order” has the meaning set forth in Section 2.4(a).
          “GAAP” means Generally Accepted Accounting Principles of Argentina, consistently applied.
          “Governmental Authority” means any foreign, federal, provincial, municipal, local or other governmental authority or regulatory body. Labor unions shall not be deemed a “Governmental Authority” for purposes hereof.
          “Indemnitee” has the meaning specified in Section 6.4(a).
          “Indemnitor” has the meaning specified in Section 6.4(a).
          “Inter-Company Loans” has meaning specified in Section 2.6(a) of this Agreement.
          “Knowledge” shall mean actual knowledge and, with respect to each of the Sellers, unless indicated otherwise, shall mean actual knowledge after reasonable inquiry of each such Seller and actual knowledge of the directors and top-level officers of the Company, as applicable, with responsibility for the applicable subject matter.
          “Laws” means all foreign, federal, provincial, municipal and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, common law rulings, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Persons and to the businesses and assets thereof.
          “Lender” has meaning specified in Section 2.6(a) of this Agreement.
          “Liability” means, with respect to any Person, any liability or obligation of such Person whether asserted or unasserted, whether determined, determinable or otherwise, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due whether disclosed in a schedule to this Agreement or not.
          “Liability for the Departing Clients” has the meaning specified in Section 2.5(d) of this Agreement.
          “Loan Repayment” has the meaning set forth in Section 2.6(a)(i).
          “Losses” shall refer to the “Buyer Losses” or to the “Sellers Losses” as defined in Section 6.2 and 6.3, as the case may be.
          “Material Adverse Change” or “Material Adverse Effect” shall mean any material adverse effect upon the condition (financial or otherwise), business, assets or results of operations of the Business, taken as a whole, provided that any adverse effect resulting from changes resulting from the transactions contemplated by the Agreement or the announcement or any disclosure thereof shall not be considered in determining whether there has been a Material Adverse Effect.
          “Notice of Claim” has the meaning specified in Section 6.4(b).
          “Parties” has the meaning specified in the first paragraph of this Agreement.
          “Party” has the meaning specified in the first paragraph of this Agreement.
          “Permitted Exception” means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and other like liens arising in the ordinary course of business for sums not yet due and payable and (c) other Encumbrances on or imperfections in title to property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, Governmental Authority or other entity.
          “Purchase Price” has the meaning specified in Section 2.2.
          “Regulatory Reason” has the meaning specified in Section 2.4(a).

          “SEI-Shares” has the meaning specified in the definition of Shares in this Section 1.1.
          “Sellers” has the meaning set forth in the first paragraph of this Agreement.
          “Sellers’ Basket” has the meaning specified in Section 6.6 (a).
          “Sellers’ Indemnification Cap” has the meaning set forth in Section 6.6 (a).
          “Sellers Loss” has the meaning set forth in Section 6.3.
          “Shares” means, with respect to: (i) SEI International Services S.a.r.l., 1,955,000, Class A and 1,950,800 Class B, nominative shares of common stock, par value AR$1 (one Argentine peso) each entitled to one vote, which, collectively, represent 99,89% of the Company’s total issued and outstanding capital and voting stock, held and owned as of the date hereof by SEI (the “SEI Shares”), (ii) Sykes Enterprises Incorporated Holdings, BV, 4,200 Class B, nominative shares of common stock, par value AR$1 (one Argentine peso) each entitled to one vote, which, collectively, represent 0,11% of the Company’s total issued and outstanding capital and voting stock, held and owned as of the date hereof by SEI-BV, which, together with the SEI Shares, represent 100% of the Company’s total issued and outstanding capital and voting stock. In all cases, such shares include and shall include any and all voting and economic rights relating thereto, and any rights to declared or undeclared dividends, rights to reserves, capital contributions and the subscription rights resulting thereof (including, without limitation, that certain irrevocable capital contribution in the amount of Nine Million Five Hundred Thousand United States Dollars (US$9,500,000.00) to be made by SEI on December 15, 2010 pursuant to Section 2.7(a) of this Agreement), paid-in surplus, and any other Equity Interests in the Company.
          “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to taxes, including tax losses, deductions, credits and the like, including any schedule or attachment thereto, and including any amendment thereof.
          “Territory” means the Republic of Argentina.
          “Third Party Claims” has the meaning specified in Section 6.4(c).
ARTICLE II
PURCHASE AND SALE OF SHARES; ESCROW;
EXCLUDED CUSTOMERS; CLOSING & POST-CLOSING COVENANTS
          2.1 Purchase and Sale of Shares. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, on the Closing Date, Sellers shall sell the Shares to the Buyer and the Buyer shall purchase the Shares from Sellers, free and clear of any Encumbrances thereon. Each of the Buyer will purchase 977,500 Class A and 977,500 Class B Shares.
          2.2 Purchase Price. The total, aggregate purchase price for the Shares (the “Purchase Price”) is One United States Dollar (U$S1.00), legal tender of the United States of America. Payment of the Purchase Price shall be made by the Buyer to Sellers in United States dollars, as indicated in Section 2.3(a) below.
          2.3 Payment of Purchase Price; Escrow; other Disbursements by the Parties.
          (a) The Buyer shall pay the Purchase Price to Sellers on the Closing Date in United States dollars, in hard cash form.
          (b) On the Closing Date, the Buyer shall deliver to the Company’s Argentine bank account with Banco de Galicia y Buenos Aires, by wire transfer of immediately available funds, an aggregate amount of One Million Dollars (U$S1,000,000.00), in compliance with the Buyer’s covenant under items (i) and (ii) of Section 2.6(a) and pursuant to the wiring details provided by Sellers to the Buyer in writing.
          (c) On December 15, 2010, Sellers shall deliver to the Company’s Argentine bank account with Banco de Galicia y Buenos Aires, by wire transfer of immediately available funds, an aggregate amount of Nine Million Five Hundred Thousand United States Dollars (US$9,500,000.00), in compliance with Sellers’s covenant under Section 2.7(a) to deliver such funds to Company at Closing for the purposes thereof.
          (d) Solely as security for the indemnification obligations of Sellers under Section 2.4 below (and not as security for any other obligations set forth in this Agreement), within fifteen (15) days following the Closing Date, Sellers shall deposit with an escrow agent to be mutually agreed by the Parties (“Escrow Agent”), an aggregate of Five Hundred and Fifty Thousand United States Dollars (US$550,000.00) in cash (the “Fibertel Escrow Indemnification Fund”) to be held by Escrow Agent through December 31, 2011 (the “Escrow Period”) pursuant to the terms of this Agreement and that certain Fibertel Escrow Agreement to be entered into among Sellers, the Buyer, Sykes and Escrow Agent within the 15-day period above mentioned (the “Fibertel Escrow Agreement”).
          2.4 Fibertel Escrow Indemnification Fund.
          (a) Subject to the terms conditions set forth in this Section 2.4, and subject further to the limitation set forth in Section 6.2(b), Sellers hereby agree to indemnify the Buyer from and against the loss suffered by Company as a result of or arising out of the loss by Company of the entire Fibertel Business (as defined bellow in this Section 2.4) (the “Fibertel Loss”), to the extent, and only to the extent, that the sole reason for the loss of the Fibertel Business by Company results and derives from Cablevisión S.A.’s obligation to shut down its internet access business as a result of its governmental license to carry out such internet access business being cancelled or revoked by the respective Governmental Authority (the “Regulatory Reason”). For purposes of this Section 2.4, the Fibertel Business shall mean that business currently being conducted by Company for Cablevisión S.A. (“Cablevision”) in the Territory pursuant to that certain Work Order (Solicitud de Servicio), dated March 20, 2009, by and between Company and Cablevision (the “Fibertel Work Order”). The Fibertel Escrow Indemnification Fund shall be applied, administered and disposed of in accordance with the terms and subject to the conditions set forth in this Section 2.4 and in the Fibertel Escrow Agreement.
          (b) The Fibertel Loss is hereby mutually assessed and fixed in advance by the Parties in the amount of Five Hundred Fifty Thousand United States Dollars (US$550,000) and the Buyer shall not need to provide, and is hereby relieved from providing, any evidence whatsoever to prove the amount and extent of the Fibertel Loss. The Escrow Indemnification Fund (and any income earned on the funds held in escrow) shall be disbursed in its entirety by Escrow Agent to the Buyer within fifteen (15) days as from the earlier of: (i) the date Cablevision has advised Company in writing of its decision to terminate the Fibertel Work Order or discontinue the Fibertel Business with Company, pursuant to the Regulatory Reason, or (ii) the date Cablevision has effectively commenced a complete ramp down of the Fibertel Business based upon the Regulatory Reason.
          (c) During the Escrow Period, the Fibertel Escrow Indemnification Fund shall be invested as set forth on the Fibertel Escrow Agreement. The Escrow Agent’s fees and expenses accrued throughout the term of the Fibertel Escrow Agreement shall be borne by Sellers.
          (d) On the expiration of the Escrow Period and provided that no claim has been filed pursuant to Sections 2.4, 6.2 and 6.4 of this Agreement and as provided for in the Fibertel Escrow Indemnification Agreement, the Fibertel Escrow Indemnification Fund and any income earned on the funds held in escrow, shall promptly be disbursed to Sellers pursuant to the Fibertel Escrow Indemnification Agreement.
          (e) The Buyer hereby acknowledge and agree that the Fibertel Escrow Indemnification Fund: (i) secures only the obligations of Sellers under this Section 2.4 and that such fund shall not be applied, set off against or available to satisfy any other obligations of Sellers hereunder, and (ii) is the sole and exclusive remedy available to the Buyer to satisfy any loss or liability suffered by Company or the Buyer as a result of or in connection with the loss by Company of the Fibertel Business.
          2.5 Certain Excluded Clients; Covenant to Cooperate and Provide Services.
           (a) The Buyer hereby acknowledge and agree that: (i) the Company’s existing contracts with the clients listed in Schedule 2.5(a) (collectively, the “Departing Clients”) to which Company currently renders call center services are excluded from the acquisition transaction of the Company by the Buyer contemplated hereunder (collectively, the “Excluded Clients Contracts”), and (ii) such services being currently provided by Company to the

Departing Clients under the Excluded Clients Contracts are to be transitioned to a Sykes service center after Closing, as designated by Sykes in its sole discretion.
          (b) Notwithstanding the foregoing, the Parties hereby acknowledge and agree, and the Buyer hereby covenant and agree that, upon Closing the Buyer shall cause Company to (i) subject to Sykes’ right under the following item (ii) in this paragraph, continue providing call center services to the Departing Clients fully in accordance with the terms and conditions set forth in the respective Excluded Clients Contract attached hereto as Exhibit A, the Subcontractor Agreement and this Agreement, and (ii) cease rendering such services to the Departing Clients pursuant to the terms and conditions agreed upon in the Subcontractor Agreement, including, without limitation, the migration plan to be mutually agreed upon by Sykes and Company thereunder.
          (c) The Parties hereby acknowledge and agree that upon Closing: (i) Company shall act and serve as Sykes’ or any of its subsidiaries’ (as indicated by Sykes exercising sole and absolute discretion) subcontractor with respect to the provision of the services to the Departing Clients, as more fully described in the Subcontractor Agreement, (ii) Sykes will control and retain all client management relationship with the Departing Clients, and (iii) Company shall render the services to the Departing Clients on a pass through cost basis, as more fully described in the Subcontractor Agreement.
          (d) The Parties hereby acknowledge and agree that: (i) Company shall be solely responsible for and bear all the costs, expenses and liability arising out of, associated with, or resulting from the transition of the services under the Excluded Clients Contracts to Sykes’ designated service center, including, without limitation, the costs incurred by Company in connection with the employee downsizing required as a result of the loss of business from the Departing Clients (collectively, the “Liability for the Departing Clients”), and (ii) Sellers shall bear no liability in connection with the Liability for the Departing Clients.
          (e) Without limiting the foregoing, the Buyer hereby covenant and agree to cause Company to cooperate fully with Sellers and Sykes to help Sellers and Sykes carry out and perfect the transition of the services under the Excluded Clients Contracts to that Sykes’ entity and service centers designated by Sykes in its sole and absolute discretion. In furtherance of the covenant in the preceding sentence (but without limiting its general applicability and effect), the Buyer specifically covenant and agree to execute and deliver such further instruments and documents as Sykes reasonably may request.
          2.6 Closing Covenants of the Buyer.
          (a) At Closing, the Buyer shall:
               (i) cause Company to repay the amount of One Million United States Dollars (U$S1,000,000.00) (the “Loan Repayment”) to SEI (“Lender”), which payment shall be credited towards the outstanding balance due by Company to Lender under those certain two intercompany loan agreements by and between Company and Lender, dated February 20, 2007 and July 16, 2007, respectively (collectively, the “Inter-Company Loans”);
               (ii) provide and deliver the amount of One Million United States Dollars (U$S1,000,000.00) to Company to enable Company to make the Loan Repayment to Lender; and
               (iii) cause Company to execute and deliver to Sykes: (y) the two Assignment and Assumption and Consent to Subcontract agreements with Yahoo! Inc. and Eastman Kodak Company, respectively, along with the two Consent to Subcontract agreements with Verizon Corporate Services Group Inc. and Telefónica de España, respectively, all such four documents being attached hereto as Exhibit B; and (z) the Subcontractor Agreement attached hereto as Exhibit C.
          2.7 Closing Covenants of Sellers.
          (a) On December 15, 2010, SEI shall provide and deliver to the Company, in the form of irrevocable capital contribution, the amount of Nine Million Five Hundred Thousand United States Dollars (US$9,500,000) for coverage of certain contingent Liabilities of Company, as such amount has been fully negotiated and mutually settled and agreed upon by the Parties.
          (b) NOTWITHSTANDING THE FOREGOING AND ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT EXCEPT ONLY FOR THAT LIABILITY (IF ANY) RESULTING FROM FRAUD BY SYKES OR ANY OF THE SELLERS AND SUCH OTHER LIABILITY (IF ANY) FOR WHICH SELLERS HAVE EXPRESSLY AGREED TO INDEMNIFY THE BUYER PURSUANT TO THE SELLERS’ INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 2.4 AND 6.2 HEREUNDER, NEITHER SELLERS NOR SYKES SHALL BE OBLIGED TO INDEMNIFY THE BUYER OR COMPANY FROM ANY OTHER LIABILITY (WHETHER ABSOLUTE, ACCRUED, CONTINGENT OR OTHERWISE) OF THE COMPANY, INCLUDING, WITHOUT LIMITATION, THAT LIABILITY OF A NATURE REQUIRED BY GAAP TO BE REFLECTED ON A CORPORATE BALANCE SHEET OR DISCLOSED IN THE NOTES THERETO, AND LIABILITY THAT IS BASED UPON OR THAT RESULTS FROM THE OPERATION OF THE COMPANY OR THE BUSINESS ON, PRIOR TO, OR AFTER THE CLOSING.
          2.8 Post-Closing Covenants of the Buyer and Sellers.
          (a) In case at any time after the Closing any further action is legally necessary or reasonably desirable (as determined by the Buyer, Sellers or Sykes) to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VI below). The Buyer and Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company.

          (b) For a period of five (5) years from and after the Closing, the Parties will (a) preserve the confidentiality of all Confidential Information, (b) refrain from using any of the Confidential Information except in connection with this Agreement or otherwise for the intended benefit of the Company, the Parties or their Affiliates, and (c) deliver promptly to the other Party or destroy, at the written request and option of the other Party, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that any of the Parties is requested or required (by oral question or written request for information or documents in the legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, the said party will notify the other Party promptly of the request or requirement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLERS
     Each of Sykes and Sellers, severally and jointly, represents and warrants to the Buyer that:
          3.1 Capitalization. The capital stock of the Company consists of 3,910,000 nominative shares of common stock, par value AR$1 (one Argentine peso) and each entitled to one vote, all of which are issued and outstanding. The Sellers own beneficial and legal title to all of the Shares, free and clear of any Encumbrances. None of the Shares was issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any Person. The Sellers own one hundred percent (100%) of the issued and outstanding capital stock of the Company, in the proportions and numbers of Shares set forth in Schedule 3.1.
          3.2 No Liens on Shares. The Sellers own the Shares free and clear of any Encumbrances other than the rights and obligations arising under this Agreement. None of the Shares of the Company is subject to any outstanding option, warrant, call, preemptive right or similar right of any other Person to acquire the same, and none of the Shares is subject to any restriction on transfer thereof. The Sellers have full power and authority to convey good and marketable title to the Shares free and clear of any Encumbrances.
          3.3 Other Rights to Acquire Capital Stock. There are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.
          3.4 Due Organization. The Company is a sociedad anónima duly organized, validly existing, and is, in all material respects, in good standing under the laws of the Republic of Argentina and has full corporate power and authority to carry on the Business as now conducted by the Company. Except as disclosed on Schedule 3.4, the Company maintains all of its corporate records in proper form (except for immaterial departures) in accordance with the requirements of the by-laws (Estatutos) and applicable Laws.
          3.5 Due Authorization. Each of the Sellers has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Sellers. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes the valid and binding obligations of Sellers, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors’ rights and debtors’ obligations generally. The execution, delivery, and performance of this Agreement by the Sellers, do not (a) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement (except to and up to the extent evidenced therein) to which the Company is or Sellers are a party, or by which any of them or any of their respective property is bound, (b) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, the Company, or (c) violate or conflict with any provision of the by-laws (Estatutos) of the Company.
          3.6 Subsidiaries. The Company has no subsidiaries or owns any Equity Interest of any other Person.
          3.7 Certain Actions. Since Basic Warranty Date, the Company has not: (a) discharged or satisfied any Encumbrance or paid any obligation or Liability, absolute or contingent, other than current Liabilities incurred and paid in the ordinary course of the Business or incurred any Liability other than Liabilities incurred in the ordinary course of the Business; (b) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock from any shareholder; (c) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any Person; (d) suffered or permitted any Encumbrance other than Permitted Exceptions to arise or be granted or created against or upon any of its material assets, real or personal, tangible or intangible; (e) canceled, waived, or released or agreed to cancel, waive, or release any of its receivables, rights, or claims against third parties; (f) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any material damage, destruction, or loss (not covered by insurance) to, any assets; (g) amended its by-laws (Estatutos); (h) paid or made a commitment to pay any severance or termination payment to any employee or consultant outside the ordinary course of business; (i) made any material change in its method of management or operation or method of accounting; (j) made any capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed US$50,000; (k) made any investment or commitment therefor in any Person, except in the ordinary course of business, or merged or consolidated with any other Person or acquired a material amount of assets of any other Person; (l) made any payment or contracted for the payment of any bonus or other compensation or personal expenses, other than (i) wages and salaries and business expenses paid in the ordinary course of the Business and (ii) wage and salary adjustments made in the ordinary course of the Business; (m) made, amended, or entered into any written employment contract or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (n) materially amended or experienced a termination of any Contract, agreement, lease, franchise or license to which the Company is a party or any material term thereof; (o) made a Tax election that would have a Material Adverse Effect; or (p) entered into any other material transactions that would or could reasonably be expected to have a Material Adverse Effect.
          3.8 Financial Liabilities. By the Closing Date, the Company shall have satisfied and repaid or cancelled in full all outstanding debts owed by Company to Sykes and Sellers (and their respective affiliates) such as the so-called “Corporate Allocation Expenses”, and all outstanding loans and financial leases of the Company with third parties, including, without limitation, the Inter-Company Loans, and except for:
(i) that Loan Repayment (i.e. U$S1,000,000.00) under the Inter-Company Loans payable by the Buyer to the Company in compliance with the Buyer’s covenant under items (i) and (ii) of Section 2.6(a); and
(ii) that financial obligations of the Company under that certain automobile financial lease with Banco Comafi Sociedad Anonima, which, the Buyer hereby acknowledge and agree, shall remain the obligation of the Company after Closing, and neither Sellers nor Sykes shall have any further liability with respect to such lease.
          3.9 Property. The Company does not presently own any real property.
          3.10 Trademarks. The Company solely owns the trademark “Apex America”, which, at Closing, shall be transferred as part of the Company to the Buyer as part of the transaction contemplated herein.
          3.11 Capital Contributions. All irrevocable capital contributions made to the Company (i) are accurately reflected in the accounting books and records of the Company in accordance with applicable Laws and generally accepted accounting principles, (ii) were effectively received by or on behalf of the Company from the individuals or entities specified in any such books and records, (iii) have been duly approved by all necessary corporate action and in accordance with all Laws applicable thereto.
          3.12 Employee Benefit Plans. The Company does not maintain or contribute to any employee private pension or welfare benefit plan.
          3.13 Guaranty of Third-Party Obligations. The Company has not guaranteed any obligations of any other Person.
          3.14 Taxes. Except as disclosed on Schedule 3.14, the Company has filed, or has caused to be filed on its behalf, all material Tax Returns required to be filed by it. All such

Tax Returns (as amended) were true and complete in all material respects at the time of their filing.
          3.15 Accounts Receivable. All of the accounts, notes, and loans receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due for goods sold or services rendered and, to the Knowledge of the Sellers, all such amounts (net of any allowance for doubtful accounts) are due within One Hundred Eighty (180) days following the Closing. To the Knowledge of Sellers (a) except for operational penalties in the normal course of business, all of such accounts, notes, and loans receivable are free and clear of any Encumbrances; (b) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (c) none of the obligors of such accounts, notes, or loans receivable has given written notice that such obligor will or may refuse to pay the full amount or any portion thereof.
          3.16 Brokers. Each Party shall bear and pay all costs and expenses, including but not limited to financial advisory and legal fees, which it incurs, or which may be incurred on its behalf in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.
          3.17 Government Consents. No consent, approval or authorization of, or exemption by, or filing with, any Governmental Authority is required to be obtained or made by neither Sykes nor Sellers in connection with the execution, delivery and performance by Sykes and Sellers of this Agreement, or the taking by Sykes and Sellers of any other action contemplated hereby, except where the failure to obtain such consent, approval, authorization or exemption or the failure to file, as applicable, would not materially hinder or impair the consummation of the transactions contemplated hereby.
          3.18 Accuracy of Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for any changes resulting from activities or transactions which may have taken place after the Basic Warranty Date and which are permitted or contemplated by this Agreement or which have been entered into in the ordinary course of business.
          3.19 Disclaimer of Sellers. (A) EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3, NONE OF THE SELLERS AND SYKES, THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES OR SHAREHOLDERS (OR AFFILIATES THEREOF) MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE BUSINESS, THE COMPANY OR THE ASSETS OF THE COMPANY, INCLUDING WITH RESPECT TO (I) THE OPERATION OF THE BUSINESS AFTER THE CLOSING OR (II) THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS AFTER THE CLOSING; AND (B) OTHER THAN THE INDEMNIFICATION OBLIGATIONS OF SELLERS SET FORTH IN SECTION 6, NONE OF THE SELLERS AND SYKES, THEIR AFFILIATES, OR ANY OF THEIR

RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES OR SHAREHOLDERS (OR AFFILIATES THEREOF) WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE BUYER OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE BUYER, THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF, OR THE BUYER’S USE OF, ANY INFORMATION RELATING TO THE BUSINESS, AND ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO BUYER, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS”, MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK OUT” DISCUSSIONS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF THE BUYER OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
ARTICLE IV
BUYER’S REPRESENTATIONS AND WARRANTIES
     The Buyer, jointly and severally, represent and warrant to Sellers as follows:
          4.1 Due Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational action of the Buyer, and this Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by the Buyer, does not (a) violate any Laws or Court Order of any Governmental Authority applicable to the Buyer or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which the Buyer is a party or by which it or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of the Buyer, or (d) violate or conflict with any provision of the formation certificate or operating agreement of the Buyer.
          4.2 Government Consents. No consent, approval or authorization of, or exemption by, or filing with, any Governmental Authority is required to be obtained or made by the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement, or the taking by the Buyer of any other action contemplated hereby.
          4.3 Litigation. There is no litigation pending, or, to the Buyer’s Knowledge, threatened (i) against the Buyer or any of their Affiliates with respect to which there is a reasonable likelihood of a determination which would have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement or (ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Neither the Buyer nor any of its Affiliates is subject to any outstanding orders, rulings, judgments or decrees which would have a Material Adverse Effect on the ability of the Buyer to perform its obligations under this Agreement.

          4.4 Accuracy of Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.
ARTICLE V
CLOSING DELIVERIES
          (a) The following documents shall be delivered at the Closing by Sellers and the Company to the Buyer:
               (i) Stock Certificates. Sellers shall deliver the stock certificates representing the Shares accompanied by duly executed transfer notice letters pursuant to Section 215 of Law No. 19.550.
               (ii) Corporate Books. The following corporate books of the Company: (a) Board and Shareholders Meetings Books, (b) Share Registry, (c) Deposit of Shares to Shareholders’ Meetings.
               (iii) Resignation Letters. Signed letters of resignation from all of the directors of the Company effective on the Closing.
               (iv) Board of Directors Meeting. The Board of Directors of the Company shall hold a special meeting to, among other things, (i) take notice of the transfer of the Shares by Sellers to the Buyer, (ii) accept and approve the resignation to their position as member of the Company’s Board of Directors submitted by each member of the board, (iii) elect the Buyer’s nominee as the new members of the Company’s Board of Directors.
               (v) Shareholders Meeting. The current shareholders of the Company shall hold a special meeting to, among other things: (i) accept and approve the resignation submitted by the members of the Company’s Board of Directors, (ii) approve their performance as member of the Company’s Board of Directors, (iii) appoint new active directors and alternate directors as indicated by the Buyer.
ARTICLE VI
INDEMNIFICATION
          6.1 Survival of Representations and Warranties and Obligations.
          (a) The representations and warranties (including the exceptions to any representations or warranties) made by Sellers, Sykes, and the Buyer, and contained herein or in any exhibit, schedule or certificate delivered under this Agreement shall survive the Closing until the thirdyear anniversary of the Closing Date and shall be of no further force and effect after such date.
          (b) Notwithstanding the foregoing, if written notice of a claim for breach of a representation or warranty has been given by the Party seeking indemnification on or prior to the expiration of the 3-year period set forth above, then the relevant representation or warranty shall survive as to such claim until the claim has been finally resolved.
          (c) Notwithstanding the foregoing provisions, each of Sykes and the Sellers joint obligations to indemnify Buyer pursuant to Section 6.2 below shall continue for the applicable statute of limitations with respect to any claim involving fraud on the part of Sykes or any of the Sellers, and any representation and warranty that is the subject of such claim shall survive for such period.
          6.2 Indemnification by Sellers.
          (a) Subject to the limitation in time set forth in Section 6.1 above and the limitations set forth below in Section 6.6, the Buyer and their successors and permitted assigns shall be indemnified and held harmless by Sykes and Sellers, from any and all liabilities, losses, damages (excluding consequential damages), claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by the Buyer or the Company (hereinafter a “Buyer Loss”), actually arising out of or resulting from:
          (i) the breach of any representation or warranty by Sykes or Sellers contained in Section 3; or
          (ii) the breach of any covenant or agreement by Sykes or Sellers contained herein.
          (b) Any claims by the Buyer for Sykes’ or Sellers’ indemnification obligations under Section 2.4 shall be made solely against the Fibertel Escrow Indemnification Fund and in accordance with Sections 6.4 and 6.5 below and the other rules and procedures in the Fibertel Escrow Agreement, and shall be limited in amount and recourse to such Fibertel Escrow Indemnification Fund.
          (c) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT EXCEPT ONLY FOR THAT LIABILITY (IF ANY) RESULTING FROM FRAUD BY ANY OF THE SELLERS AND SUCH OTHER LIABILITY (IF ANY) FOR WHICH SELLERS HAVE AGREED TO INDEMNIFY THE BUYER PURSUANT TO THE SELLERS’ INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 2.4 AND 6.2 HEREUNDER, ALL OTHER LIABILITY (WHETHER ABSOLUTE, ACCRUED, CONTINGENT OR OTHERWISE) OF THE COMPANY, INCLUDING, WITHOUT LIMITATION, LIABIILTY

OF A NATURE REQUIRED BY GAAP TO BE REFLECTED ON A CORPORATE BALANCE SHEET OR DISCLOSED IN THE NOTES THERETO, AND LIABILITY THAT IS BASED UPON OR THAT RESULTS FROM THE OPERATION OF THE COMPANY OR THE BUSINESS ON, PRIOR TO, OR AFTER THE CLOSING, IS HEREBY BEING TRANSFERRED ONTO AND ALLOCATED TO, AND WILL REMAIN WITH, THE COMPANY AND, ULTIMATELY, THE BUYER, AFTER CLOSING. ACCORDINGLY, EXCEPT ONLY FOR THAT LIABILITY (IF ANY) RESULTING FROM FRAUD BY ANY OF THE SELLERS AND SUCH OTHER LIABILITY (IF ANY) FROM WHICH THE BUYER SHALL BE INDEMNIFIED BY SELLERS PURSUANT TO THE SELLERS’ INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 2.4 AND 6.2 HEREUNDER, SELLERS AND SYKES SHALL HAVE NO FURTHER LIABILITY TO COMPANY NOR TO THE BUYER FOR ANY LIABILITY OF COMPANY OR THE BUYER, EVEN IF AND REGARDLESS OF WHETHER SUCH LIABILITY IS OF A NATURE REQUIRED BY GAAP TO BE REFLECTED ON A CORPORATE BALANCE SHEET OR DISCLOSED IN THE NOTES THERETO OR IS BASED UPON OR RESULTS FROM THE OPERATIONS OF THE COMPANY OR THE BUSINESS ON, PRIOR TO, OR AFTER THE CLOSING, AND EVEN IF COMPANY IS OPERATED IN THE SAME MANNER AFTER THE CLOSING AS PRIOR TO THE CLOSING.
          6.3 Indemnification by Buyer. Subject to the limitation in time set forth in Section 6.1 above and the limitations set forth below in Section 6.6(b), Sellers and their officers, directors, employees, successors and assigns shall be indemnified and held harmless by Buyer from any and all liabilities, losses, damages (excluding consequential damages), claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by it (hereinafter a “Seller Loss”) actually arising out of or resulting from:
          (a) the breach of any representation or warranty by Buyer contained herein; or
          (b) the breach of any covenant or agreement by Buyer contained herein or in any document delivered hereunder at the Closing.
          6.4 Indemnification Procedures.
          (a) For the purposes of this Section 6.4 and Section 6.5, the term “Indemnitee” shall refer to the person indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section 6.2 or 6.3, as the case may be; the term “Indemnitor” shall refer to the person having the obligation to indemnify pursuant to such provisions; and “Losses” shall refer to the “Seller Losses” or the “Buyer Losses”, as the case may be.
          (b) An Indemnitee shall give written notice (a “Notice of Claim”) to the Indemnitor within ten (10) business days after the Indemnitee has actual knowledge of any claim (including a Third Party Claim, as hereinafter defined) which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement. A claim shall be deemed covered by this Section 6 if it arises within the period set forth in Section 6.1 above and notice is given by Indemnitee to Indemnitor no later than sixty (60) days after expiration of said applicable period. The Notice of Claim shall state the nature of the claim, the amount of the Loss, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.
          (c) The obligations and liabilities of an Indemnitor under this Article VI with respect to losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Article VI (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: The Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that it shall be permitted, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnitee and confirms that the Third Party Claim is one with respect to which the Indemnitor is obligated to indemnify. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor and the Indemnitee may participate by its own counsel and at its own expense in defense of such Third Party Claim. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee and the Indemnitor may participate by its own counsel and/ at its own expense in the defense of such Third Party Claim. Except for the settlement of a Third Party Claim which involves the payment of money only, no Third Party Claim may be settled or judgment entered by consent by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. No Third Party Claim may be settled or judgment entered by consent by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.
          6.5 Dispute Resolution. If the Indemnitor disagrees with any matter relating to the claim that constitutes the subject matter of the Notice of Claim, the Indemnitee shall, within fifteen (15) days after the reception of the Notice of Claim, provide the Indemnitee with notice of such disagreement (a “Disagreement Notice”) setting forth in reasonable detail the nature and basis of such disagreement. If the Indemnitor timely provides a Disagreement Notice to the Indemnitee, representatives of each Party shall meet promptly and attempt in good faith to resolve any differences. If the Parties cannot mutually resolve such disagreement within fifteen (15) days after the Indemnitee’s receipt of the Disagreement Notice, such dispute shall be submitted to arbitration as provided under Section 7.7.

          6.6 Limitations on Indemnification.
          (a) Notwithstanding anything herein to the contrary, Sykes and Sellers shall not be obligated to indemnify the Buyer under Section 6.2: (i) unless the aggregate of all of the Buyer Loss exceeds Fifty Thousand United States Dollars (US$50,000.00) (the “Sellers’ Basket”), in which case the Buyer shall be entitled to recover all of the Buyer Loss, including such US $50,000.00 (minus a deductible of US$10,000.00) or (ii) to the extent that the aggregate of all the Buyer Losses exceed One Million (US$1,000,000.00) (the “Sellers’ Indemnification Cap”), provided, however, that the Sellers’ Basket and the Sellers’ Indemnification Cap shall not apply to any Sykes and Sellers indemnification obligation arising out of, relating to or resulting from fraud by Sykes or any of Sellers, in which case no liability cap shall apply.
          (b) Notwithstanding anything herein to the contrary, Buyer shall not be obligated to indemnify Sellers under Section 6.3 (i) unless the aggregate of all of the Sellers Loss exceeds Fifty Thousand United States Dollars (US$50,000.00) (the “Buyer’s Basket”), in which case the Sellers shall be entitled to recover all of the Sellers’ Loss, including such US$100,000.00 (minus a deductible of US$10,000.00) or (ii) to the extent that the aggregate of all the Sellers Losses exceed One Million United States Dollars (US$1,000,000.00) (the “Buyer’s Indemnification Cap”), provided, however, that the Buyer’s Basket and the Buyer’s Indemnification Cap shall not apply to any Buyer indemnification obligation arising out of, relating to or resulting from (x) fraud by Buyer, in which case no liability cap shall apply or (y) a breach of Buyer’s representations and warranties in Sections 4.
          (c) For all purposes of this Section 6, the Buyer Loss or the Sellers Loss, as the case may be, shall be net of (i) any insurance or other recoveries payable to the indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification and (ii) any tax benefit available to the indemnified Party or its Affiliates arising in connection with the accrual, incurrence or payment of any such Buyer Loss or Sellers Loss, as the case may be.
          6.7 Statutes of Limitations. Neither the Buyer, Sykes, Sellers nor any other person who may be entitled to indemnification pursuant to this Article VI shall agree to any extension of a statute of limitations that may be applicable to a Third Party Claim in respect of which a Party hereto may be obligated to provide indemnification under this Article VII without the prior written consent of such potential Indemnitor.
          6.8 Exclusive Remedy. From and after the Closing, except for fraud, no Party hereto shall be liable or responsible in any manner whatsoever to the other Parties, whether for indemnification or otherwise, except for indemnity as expressly provided in this Article VI and in Section 2.4, which provide the sole and exclusive remedies and causes of action of the Parties hereto with respect to any matter arising out of or in connection with the Agreement. Each Party hereto shall take all reasonable steps to mitigate its damages (i.e., the Buyer Loss or the Seller Loss, as the case may be) upon and after becoming aware of any event which could reasonably be expected to give rise to any damages.

          6.9 Effect of Buyer Knowledge. No claim for indemnity for a breach of a particular representation, warranty or covenant shall be made after the Closing if the Buyer had Knowledge (including by virtue of any disclosure schedule) of such breach as of the Closing.
ARTICLE VII
MISCELLANEOUS
          7.1 Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all Parties hereto. No failure or delay by any Party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the Parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.
          7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given or made if sent by registered or certified mail (postage prepaid, return receipt requested) or by a recognized overnight delivery service (with delivery confirmed) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section):
Sellers and Sykes:
Sykes Enterprises, Inc.
400 North Ashley Drive
Tampa, FL 33602
Attention: General Counsel
and a copy (which shall not constitute notice) to:
Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard
Suite 2800
Tampa, FL 33602
Attention: Paul R. Lynch, Esq.
The Buyer:
Antonio Marcelo Cid
Mza 50 /Lote 14
Country Lomas de los Carolinos
Ciudad de Córdoba
Provincia de Córdoba
República Argentina

Humberto Daniel Sahade
Del Moradillo 8861
Country Las Delicias
Ciudad de Córdoba
Provincia de Córdoba
República Argentina
and a copy (which shall not constitute notice) to:
Gustavo Viramonte, Esq
Tristán Malbrán esquina Victorino Rodriguez (Piso 1|)
Ciudad de Córdoba (5009)
Provincia de Cordoba
República Argentina
or to such other address as to any Party hereto as such Party shall designate by notice pursuant to this Section 7.2 to the other parties hereto.
          7.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and, in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Each Party may rely upon: (i) original signatures; (ii) signatures delivered via facsimile, or by digital and/or electronic means; and (iii) digital signatures duly referencing the Agreement (except with respect to documents required to be signed in the presence of a third party or documents having an additional qualifying requirement in addition to the signature) and each of the foregoing methods constitutes a sufficient signing of record and shall carry the full legal force and effect of a handwritten signature under Florida law.
          7.4 Expenses. Each of the Parties hereto will bear all costs, charges and expenses incurred by such Party in connection with this Agreement and the consummation of the transactions contemplated herein.
          7.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Buyer and the Sellers, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. Neither this Agreement nor the representations and warranties contained herein shall be assignable by the Buyer without the prior written consent of Sykes exercising sole and absolute discretion. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedy under or by reason of this Agreement.
          7.6 Entire and Sole Agreement. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

          7.7 Applicable Law. Dispute Resolution.
          (a) This Agreement and its validity, construction, enforcement, and interpretation shall be governed by the laws of State of Florida, United States of America.
          (b) Any controversy or claim arising out of or relating to this Agreement or any transactions provided for herein, or the breach thereof, other than a claim for injunctive relief or a claim for specific performance, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time demand for arbitration is made by any Party. The evidentiary and procedural rules in such proceedings shall be kept to the minimum level of formality that is consistent with such Commercial Arbitration Rules. One arbitrator shall be named by the Buyer, a second shall be named by Sellers, and the third arbitrator shall be named by the two arbitrators so chosen. In the event that the third arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association. Arbitration shall occur in Tampa, Florida or such other location agreed to in writing by the Buyer and Sellers. The award made by all or a majority of the panel of arbitrators shall be final and binding, and judgment may be entered in any court of law having competent jurisdiction. The award is subject to confirmation, modification, correction, or vacation only as explicitly provided in Title 9 of the United States Code. The prevailing party shall be entitled to an award of pre- and post-award interest as well as reasonable attorneys’ fees incurred in connection with the arbitration and any judicial proceedings related thereto. Any action at law or in equity arising out of or relating to this Agreement and permitted under or notwithstanding the provisions of this Section 7.7 shall be brought only in a court of competent jurisdiction located in Tampa, Florida, and, for purposes of any such action, the parties hereby expressly consent and agree to be subject to and to submit themselves to the jurisdiction of the courts in such location.
          7.8 Invalid Provisions. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision that is as similar as possible to such illegal, invalid or unenforceable provision and is legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.
          7.9 Public Announcements. Neither Party shall make any public announcement of the transactions contemplated hereby without the prior written consent of the other Party, which consent shall not be unreasonably withheld.
          7.10 Specific Performance. It is agreed that in the event of a breach of any covenant of this Agreement, the aggrieved Party shall be entitled to specific performance of this Agreement and to enjoin any continuing breach of this Agreement (without necessity of providing actual damages and without posting bond or other security), in addition to any other remedy to which such aggrieved Party may be entitled to at law or in equity.
          7.11 Stamp Tax. The present Agreement is exempt from the payment of stamp tax pursuant to Section 221, subsection 16, of the Province of Córdoba fiscal code.
          7.12 Authorization for Initialization of Schedules and Exhibits. Sykes and Sellers hereby appoint, indistinctively, Joaquín Acuña and Dolores Guzman with the authority to initialize each page of this Agreement (other than the signature page) and all schedules and exhibits hereto on behalf of Sykes and Sellers.
[signature page to follow]

IN WITNESS WHEREOF, this Agreement is executed in three equal counterparts on the date and year first above written.

SELLERS AND SYKES:

SEI International Services, S.a.r.l.		Sykes Enterprises Incorporated Holdings, B.V.

By:	/s/ James T. Holder	By:	/s/ James T. Holder

Name:	James T. Holder	Name:	James T. Holder

Title:	Manager A	Title:	Director

By:	/s/ Robert van’t Hoeft

Name:	Robert Van’t Hoeft

Title:	Manager B

Sykes Enterprises, Incorporated

By:	/s/ James T. Holder

Name:	James T. Holder

Title:	Executive Vice President

THE BUYER:

/s/ Antonio Marcelo Cid		/s/ Humberto Daniel Sahade

Antonio Marcelo Cid		Humberto Daniel Sahade